EXHIBIT C(3)

     Form of Group Variable Universal Life Policy (2VUL1294NY-G)

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American International Life Assurance
Company of New York
80 Pine Street
New York, New York 10270
A capital stock company

This Policy is a contract between American International Life Assurance Company of New York ("We", "Us" or "Our") and the Policyholder ("You" or "Your") shown on the Policy Schedule.

Subject to the terms of this Policy and the Certificates We issue to each Certificate Owner, We will provide the benefits described in this Policy. We do this in return for the application of the Policyholder, and the required individual applications for life insurance coverage on the Insureds and for the payment of the premiums.

This Policy becomes effective at 12:01 A.M. Standard Time on the Policy Effective Date at the address of the Policyholder and will continue in force, in accordance with the applicable provisions, unless terminated in accordance with its provisions.

This Policy is non-participating and is not entitled to share in Our surplus earnings.




/s/ Elizabeth M. Tuck                                /s/ RJ O'Connell

Elizabeth M. Tuck                                    RJ O'Connell
Secretary                                            President





              GROUP FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                                Non-Participating




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                                      INDEX

Policy Sections                                                       Page

Policy Schedule                                                        3
Table Of Guaranteed Maximum Cost Of Insurance Rates                  4 & 5
Policy Provisions                                                      6

















































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                              GROUP POLICY SCHEDULE


GROUP POLICY NUMBER          [00004]

GROUP POLICYHOLDER           [Direct Consumer's Group Trust Dated April 8, 1996]

GROUP POLICY EFFECTIVE DATE  [January 1, 1998]

ELIGIBLE PERSONS:            [Customers, members or employees of participating
Financial institutions]

ANNUITY SERVICE OFFICE:      [AI Life Assurance Company of New York
                              c/o Delaware Valley Financial Services

                                 300 Berwyn Park
                                  P.O. Box 3031
                              Berwyn, PA 19312-0031
                                 (800) 255-8402]


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



                  Guaranteed Monthly Cost Insurance Rates-Male
                        Per $1,000 of Net Amount at Risk

-----------------------------------------------------------------------------------------------------------
    Attained               Monthly COI Rate              Attained               Monthly COI Rate
                  -----------------------------------                  ------------------------------------
       Age            Nonsmoker          Smoker             Age            Nonsmoker          Smoker
-----------------------------------------------------------------------------------------------------------
        0                N/A             0.21921            50              0.42768           0.83403
        1                N/A             0.08584            51              0.46688           0.91166
        2                N/A             0.08251            52              0.51193           0.99933
        3                N/A             0.08084            53              0.56365           1.09871
        4                N/A             0.07751            54              0.62122           1.20729
        5                N/A             0.07334            55              0.68547           1.32342
        6                N/A             0.06917            56              0.75557           1.44626
        7                N/A             0.06500            57              0.82985           1.57581
        8                N/A             0.06250            58              0.91250           1.71209
        9                N/A             0.06167            59              1.00518           1.85845
       10                N/A             0.06250            60              1.10873           2.02158
       11                N/A             0.06750            61              1.22400           2.20569
       12                N/A             0.07667            62              1.35684           2.41331
       13                N/A             0.08917            63              1.50727           2.64531
       14                N/A             0.10334            64              1.67447           2.89921
       15              0.11335           0.14669            65              1.85761           3.16834
       16              0.12335           0.16336            66              2.05588           3.45020
       17              0.13085           0.17503            67              2.26847           3.74229
       18              0.13585           0.18420            68              2.49957           4.04883
       19              0.13919           0.19004            69              2.75591           4.38161
       20              0.14002           0.19337            70              3.04592           4.74911
       21              0.13835           0.19337            71              3.37720           5.16235
       22              0.13585           0.19004            72              3.75992           5.62985
       23              0.13252           0.18670            73              4.19334           6.14841
       24              0.12918           0.18170            74              4.67004           6.71732
       25              0.12502           0.17586            75              5.18003           7.32578
       26              0.12252           0.17253            76              5.71919           7.94851
       27              0.12085           0.17086            77              6.28340           8.57456
       28              0.12001           0.17086            78              6.87612           9.20818
       29              0.12001           0.17336            79              7.51607           9.87149
       30              0.12085           0.17753            80              8.22375           10.58674
       31              0.12335           0.18337            81              9.01810           11.37459
       32              0.12668           0.19087            82              9.91569           12.24906
       33              0.13168           0.20087            83              10.91280          13.19603
       34              0.13752           0.21255            84              11.99040          14.18421
       35              0.14419           0.22672            85              13.12418          15.18033
       36              0.15169           0.24339            86              14.29994          16.16034
       37              0.16169           0.26424            87              15.49991          17.16810
       38              0.17253           0.28758            88              16.71910          18.22020
       39              0.18420           0.31427            89              17.97489          19.26842
       40              0.19837           0.34512            90              19.28574          20.32834
       41              0.21338           0.37848            91              20.68243          21.43307
       42              0.22922           0.41517            92              22.21791          22.71710
       43              0.24673           0.45521            93              24.04369          24.36888
       44              0.26590           0.49942            94              26.50346          26.62992
       45              0.28758           0.54613            95              30.20740          30.20740
       46              0.31093           0.59452            96              36.35803          36.35803
       47              0.33595           0.64709            97              47.21180          47.21180
       48              0.36347           0.70383            98              66.20701          66.20701
       49              0.39349           0.76559            99              90.90909          90.90909
-----------------------------------------------------------------------------------------------------------


                              Guaranteed Monthly Cost Insurance Rates-Female
                                     Per $1,000 of Net Amount at Risk

-----------------------------------------------------------------------------------------------------------
    Attained               Monthly COI Rate              Attained               Monthly COI Rate
                  -----------------------------------                  ------------------------------------
       Age            Nonsmoker          Smoker             Age            Nonsmoker          Smoker
-----------------------------------------------------------------------------------------------------------
        0                N/A             0.15669            50              0.36180           0.56449
        1                N/A             0.07000            51              0.38932           0.60537
        2                N/A             0.06667            52              0.42101           0.65209
        3                N/A             0.06500            53              0.45604           0.70383
        4                N/A             0.06417            54              0.49191           0.75641
        5                N/A             0.06250            55              0.53028           0.81066
        6                N/A             0.06084            56              0.56866           0.86408
        7                N/A             0.05917            57              0.60620           0.91417
        8                N/A             0.05834            58              0.64375           0.96343
        9                N/A             0.05750            59              0.68630           1.01603
       10                N/A             0.05667            60              0.73638           1.07866
       11                N/A             0.05834            61              0.79814           1.15717
       12                N/A             0.06084            62              0.87493           1.25825
       13                N/A             0.06417            63              0.96927           1.38107
       14                N/A             0.06834            64              1.07532           1.51813
       15              0.07167           0.08001            65              1.18975           1.66276
       16              0.07501           0.08417            66              1.30838           1.80994
       17              0.07751           0.08834            67              1.42954           1.95214
       18              0.08001           0.09251            68              1.55491           2.09605
       19              0.08251           0.09501            69              1.69453           2.25256
       20              0.08417           0.09751            70              1.85845           2.43759
       21              0.08584           0.09918            71              2.05839           2.67212
       22              0.08667           0.10168            72              2.30363           2.95957
       23              0.08834           0.10418            73              2.59756           3.30170
       24              0.09001           0.10668            74              2.93610           3.69191
       25              0.09168           0.10918            75              3.31428           4.11856
       26              0.09418           0.11335            76              3.72382           4.57248
       27              0.09584           0.11668            77              4.16309           5.04701
       28              0.09834           0.12085            78              4.63892           5.54895
       29              0.10168           0.12585            79              5.16656           6.09610
       30              0.10418           0.13168            80              5.76724           6.70972
       31              0.10751           0.13669            81              6.45895           7.40696
       32              0.11085           0.14252            82              7.25729           8.20087
       33              0.11501           0.15002            83              8.15937           9.11907
       34              0.12001           0.15836            84              9.15556           10.11631
       35              0.12585           0.16753            85              10.23537          11.17773
       36              0.13418           0.18170            86              11.39164          12.29517
       37              0.14419           0.19837            87              12.62319          13.45788
       38              0.15502           0.21755            88              13.93142          14.67216
       39              0.16669           0.23839            89              15.32721          15.93752
       40              0.18087           0.26340            90              16.82248          17.34402
       41              0.19587           0.29008            91              18.45266          18.86254
       42              0.21088           0.31677            92              20.28063          20.55222
       43              0.22588           0.34345            93              22.43826          22.54368
       44              0.24089           0.37014            94              25.22305          25.22305
       45              0.25757           0.39849            95              29.24956          29.24956
       46              0.27508           0.42768            96              35.72205          35.72205
       47              0.29425           0.45771            97              46.86829          46.86829
       48              0.31427           0.49024            98              66.09429          66.09429
       49              0.33678           0.52611            99              90.90909          90.90909
-----------------------------------------------------------------------------------------------------------






                                POLICY PROVISIONS


Eligible Persons. Persons eligible to become insured under this Policy are those described as Eligible Persons on the Policy Schedule.

Certificates. We will issue a Certificate to each Certificate Owner describing each Insured's life insurance coverage under this Policy. The certificate will describe the benefits of this Policy, to whom the benefits will be paid, and the limitations and conditions that apply.

A certificate may be modified by rider or endorsement issued by Us to be attached to the certificate. The rider or endorsement will set forth the modifications to the certificate which affect the Insured.

Premiums. All premiums are payable in advance to Us. The planned premium for each Insured is shown on that Insured's certificate Information Page.

Required Data. The Policyholder must give Us all data that We need to administer this Policy.

Examination Of Records. We have the right to examine all records of the Policyholder that pertain to the life insurance provided by this Policy.

Continuation Of This Policy. This Policy will continue in force, subject to the Policy Termination provision.

Entire Contract. The entire contract ("Policy") consists of this Policy, the certificates, the policyholder's application, each Insured's application for life insurance coverage under this Policy, and any attached riders, endorsements or amendments.

We rely on the Policyholder's application to issue this Policy and the individual applications, if any, to issue certificates providing life insurance coverage on each Insured. Statements made by the Policyholder or any Insured or Certificate Owner are deemed to be representations and not warranties. No such statement will be used to contest this Policy, a certificate or a claim unless a copy of the instrument is furnished to the person making the statement or to his/her beneficiary.

Changing This Policy. This Policy may only be changed, in writing, by one of our executive officers. No other person, including an agent, has any authority to change or reinstate this Policy or extend the time for paying a premium.

Conformity With State Statutes. Any provision of this Policy that, on the Policy Effective Date, conflicts with state laws of the governing jurisdiction is changed to meet the minimum requirements of those laws.

Policy Termination. This Policy may only be terminated with respect to the issuance of new certificates. Either We or the Policyholder may terminate this Policy upon giving at least 31 days written notice to the other. We will not terminate this Policy prior to the end of the first year following the Policy Effective Date.

Clerical Error. Clerical error will not void any certificate issued under this Policy which is otherwise validly in force, nor will it keep in force any certificate that otherwise would end.

Certificate Provisions Made Part Of This Policy. The remainder of this Policy consists of provisions that appear in the certificates, riders and endorsements. A copy of the certificates, riders and endorsements is added to and made a part of this Policy.


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            American International Life Assurance Company of New York
                                 80 Pine Street
                            New York, New York 10270






























             GROUP FLEXIBLE PREMIUM ADJUSTABLE LIFE INSURANCE POLICY
                                Non-Participating